Exhibit 99.1

400 Centre Street Newton, Massachusetts 02458
617-796-8387
fivestarseniorliving.com

FOR IMMEDIATE RELEASE

Five Star Senior Living Inc. Announces Second Quarter 2021 Results

Owned and Leased Communities Sequential Spot Occupancy Growth of 150 Basis Points

Executed on Strategic Plan by Closing
1,473 Skilled Nursing Facility Units During the Second Quarter

Agreements in Place to Transition Management of 76 Senior Living Communities with
Approximately 5,200 Living Units to New Operators Throughout Remainder of 2021

Reported $99.3 Million of Unrestricted Cash and Cash Equivalents

Newton, MA (August 4, 2021): Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the three months ended June 30, 2021.

Katherine Potter, President and Chief Executive Officer, made the following statement:

"During the second quarter, Five Star executed on our Strategic Plan to transform our business to better address the changing needs and preferences of a growing and aging adult population and position Five Star for long term growth. This quarter we closed 1,473 skilled nursing facility units and a corresponding 27 Ageility inpatient clinics. While all the Ageility inpatient clinics will be closed as part of the Strategic Plan, we remain focused on expanding Ageility’s reach and, during the quarter, we opened three net new Ageility outpatient clinics. As of July 31, 2021, Diversified Healthcare Trust has reached agreement to transition the management of 76 of 108 transitioning senior living communities managed by Five Star to new operators. I greatly appreciate the contributions of our residents, clients and team to this transition.

Resident vaccination levels have increased throughout our senior living portfolio, while confirmed resident COVID-19 cases have declined to pandemic lows. We remain on target to vaccinate all community team members by September 1, 2021, which we believe is essential to ensuring the safety and well-being of our residents, team members and clients. In addition, as of July 31, 2021, the 120 communities that we will continue to manage for DHC have regained 140 basis points of occupancy from pandemic lows to 73.8%. We are building momentum toward a sustained recovery by welcoming new residents and clients to our communities and clinics and embracing the return to our full resident, client and team member experience.”

Second Quarter Highlights:

•Net loss for the second quarter of 2021 was $12.3 million, or $0.39 per share, which included $15.4 million of expenses related to our restructuring, partially offset by $11.5 million to be reimbursed by Diversified Healthcare Trust, or DHC, related to the new strategic plan announced by FVE on April 9, 2021, or the Strategic Plan, compared to net income of $3.0 million, or $0.10 per share, for the second quarter of 2020.

•Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the second quarter of 2021 was $(8.8) million compared to $5.0 million for the second quarter of 2020. Adjusted EBITDA, as described further below, was $(4.5) million for the second quarter of 2021 compared to $7.1 million for the second quarter of 2020. EBITDA and Adjusted EBITDA are non-GAAP financial measures. Reconciliations of net loss determined in accordance with GAAP to EBITDA and Adjusted EBITDA for the second quarter of 2021 and 2020 are presented later in this press release.

The following tables present data on the senior living communities that FVE owns, leases and manages as well as our Ageility rehabilitation clinics, and our comparable community data.

	As of and for the Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Senior Living Segment:
Spot Occupancy
Owned and Leased	69.7%	68.2%	76.3%
Managed	71.3%	70.2%	77.5%

Comparable Communities (1)
Spot Occupancy
Owned and Leased	69.7%	68.6%	76.6%
Managed	73.3%	73.2%	81.1%
Operating Margin (2) (3)
Owned and Leased	(16.2)%	(13.3)%	(1.2)%
Managed	10.1%	8.9%	19.8%

	As of and for the Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Ageility:
Number of Clinics
Inpatient (3)	10	37	40
Outpatient	218	215	206
Number of Visits (in thousands)
Inpatient (3)	36	72	84
Outpatient	156	149	139

Comparable Clinics (4)
Average revenue per clinic	$71	$68	$66
Operating margin (3)	12.3%	14.4%	12.1%
_______________________________________
(1)    Comparable communities provides data for 23 owned and leased senior living communities and 120 managed senior living communities that FVE continuously owned, leased or managed since April 1, 2020, exclusive of 108 senior living communities with approximately 7,500 living units, that FVE currently manages on behalf of DHC that are expected to be transitioned to new operators and approximately 1,500 skilled nursing facility, or SNF, units which have been or are expected to be closed and repositioned in 27 Continuing Care Retirement Communities, or CCRCs, that FVE will continue to manage. It also excludes one community leased by FVE with 51 living units, which has been out of service due to a fire on April 4, 2021.
(2)    Operating margin is defined as operating revenue less operating expenses incurred by the business unit divided by operating revenue. It is exclusive of Provider Relief Funds from the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, and other governmental grants recognized as other income. It is inclusive of approximately 1,500 SNF units, which have been or are expected to be closed and repositioned, in 27 CCRCs that FVE will continue to manage. In addition, it excludes Restructuring Expenses for the three months ended June 30, 2021 of $10.2 million for the comparable managed communities.
(3)    All Ageility inpatient clinics will be closed as part of the Strategic Plan. During the three months ended June 30, 2021, 27 inpatient clinics were closed as part of the Strategic Plan.
(4)    Comparable clinics includes financial data for 195 Ageility outpatient clinics that FVE continuously owned and operated since April 1, 2020 and excludes data for 27 Ageility inpatient clinics that were closed during the three months ended June 30, 2021 and an additional ten Ageility inpatient clinics that are expected to be closed during 2021.

Strategic Plan

On April 9, 2021, FVE announced our Strategic Plan, including to:
•Reposition the senior living management service offering to focus on larger independent living, assisted living and memory care communities, as well as stand-alone independent living and active adult communities; and exit skilled nursing,
•Evolve through the enhanced scalable shared service center to support operations and growth, the development and delivery of differentiated, customer focused resident experiences,
•Diversify with a focus on revenue diversification opportunities, including growing Ageility rehabilitation services and expanding ancillary services to provide choice based, financially flexible, resident experience and reach customers outside of FVE's senior living communities.

During the three months ended June 30, 2021, FVE made the following progress with respect to the Strategic Plan:
1.Amended its management arrangements with DHC on June 9, 2021.
2.Closed as of June 30, 2021, 1,473 of the approximately 1,500 SNF living units planned for closure in 26 of the 27 CCRCs and is in the process of repositioning these SNF living units.
3.Closed as of June 30, 2021, 27 of the planned 37 Ageility inpatient rehabilitation clinics.
4.In July 2021, DHC entered into agreements to transition the management of 76 of the 108 transitioning senior living communities (approximately 5,200 living units) to new operators in 2021.

In connection with the implementation of our Strategic Plan, FVE expects to incur restructuring expenses of up to $20.5 million, approximately $15.0 million of which FVE expects DHC will reimburse. These expenses are expected to include up to $7.5 million of retention bonus payments, up to $10.2 million of severance, benefits and transition expenses, and up to $2.8 million of transaction expenses, of which FVE expects DHC to reimburse approximately $5.9 million, $7.5 million and $1.6 million, respectively. In the three months ended June 30, 2021, FVE recorded expenses of $15.4 million, of which $11.5 million will be reimbursed by DHC.

Presented below is a summary of the units FVE operated (owned, leased and managed) as of June 30, 2021 and the projected number of units to be operated after the conclusion of the Strategic Plan:

	As of June 30, 2021	Retained
	Units (1)	Units (2)(3)
Independent living	10,979	10,421
Assisted living	12,023	7,854
Memory care	3,247	1,874
Skilled nursing	1,484	—
Total	27,733	20,149
_______________________________________
(1)    The units operated as of June 30, 2021 include 2,099 owned, 152 leased, and 25,482 managed.
(2)    Includes 2,099 owned, 152 leased, and 17,898 managed units.
(3)    Excludes one community leased by FVE with 51 living units, which has been out of service due to a fire on April 4, 2021.

Presented below is a summary of the communities, units, average occupancy, spot occupancy, revenues and management fees for the communities FVE manages for DHC as of and for the three months ended June 30, 2021 and for the retained communities to be managed for DHC after the conclusion of the Strategic Plan (dollars in thousands):

	As of and for the Three Months Ended June 30, 2021
	Communities	Units	Average Occupancy	Spot Occupancy	Community Revenues (1)	Management Fees (2)
Independent and assisted living communities (4)	209	22,980	70.0%	71.9%	$149,998	$8,011
Continuing care retirement communities (4)	10	1,547	69.1%	66.3%	77,637	4,097
Skilled nursing facilities	9	955	65.2%	66.2%	16,312	819
Total	228	25,482	69.5%	71.3%	$243,947	$12,927

	Retained
	Communities	Units	Average Occupancy	Spot Occupancy	Community Revenues (1)	Management Fees (3)
Independent and assisted living communities (4)	120	17,898	72.9%	73.3%	$159,014	$8,552
Continuing care retirement communities	—	—	—%	—%	—	—
Skilled nursing facilities	—	—	—%	—%	—	—
Total	120	17,898	72.9%	73.3%	$159,014	$8,552
_______________________________________
(1)    Represents the revenues of the senior living communities FVE manages on behalf of DHC. Managed senior living communities' revenues do not represent FVE's revenues and are included to provide supplemental information regarding the operating results and financial condition of the communities from which FVE earns management fees.
(2)    The 1,473 SNF units in 26 CCRCs that were closed in the three months ended June 30, 2021, and are to be repositioned, had management fee revenue of $458 for the three months ended June 30, 2021.
(3)    Excludes management fee revenue of $4,378 for the three months ended June 30, 2021 related to (i) 108 senior living communities managed on behalf of DHC, with approximately 7,500 living units that are expected to be transitioned to new operators (ii) 1,473 SNF units in 26 CCRCs that were closed during the three months ended June 30, 2021 and are in the process of being repositioned and (iii) an additional 59 SNF units that are expected to be closed and repositioned in one CCRC during the remainder of 2021 that FVE will continue to manage for DHC.
(4)    During the three months ended June 30, 2021 FVE closed 1,473 SNF units in 26 CCRCs. Due to these SNF unit closures, these communities are no longer CCRCs and have been included in the community and unit totals and spot occupancy as independent and assisted living communities as of June 30, 2021. However, average occupancy, community revenues and management fees for those 26 CCRCs are included in the CCRC totals for the three months ended June 30, 2021. The average occupancy, community revenues and management fees for these communities for the three months ended June 30, 2021 were 69.7%, $56,408 and $3,007, respectively.

Following the implementation of the Strategic Plan, FVE will continue to manage 120 senior living communities for DHC, representing 17,898 living units and approximately 65% of FVE's management fee revenues for the three months ended June 30, 2021, and to operate its existing owned portfolio of 20 communities with approximately 2,100 living units. FVE expects to partially offset the resulting revenue loss from fees we earn from the 108 transitioning senior living communities with expense reductions to right-size operations.

The 120 senior living communities that FVE will continue to manage for DHC after the Transition outperformed the total DHC managed portfolio (exclusive of the closed and pending closing and repositioning of approximately 1,500 SNF units in 27 of the CCRCs) for the three months ended June 30, 2021 with approximately 270 basis points higher operating margin.

In addition to the Transition of 108 managed communities owned by DHC, the landlord of our four leased senior living communities with approximately 200 living units is currently marketing these properties for sale and FVE is unlikely to operate those communities long-term. One of these leased communities with 51 living units has been out of service due to a fire on April 4, 2021.

Presented below is a summary of FVE's Ageility rehabilitation clinics as of June 30, 2021 and the number of clinics to be operated after the implementation of the Strategic Plan (dollars in thousands):

	As of and for the Three Months Ended June 30, 2021				Retained
	Number of Clinics	Total Revenue (3)	Average Revenue per Clinic	Adjusted EBITDA Margin	Number of Clinics	Total Revenue (1)(3)	Average Revenue per Clinic	Adjusted EBITDA Margin
Inpatient Clinics in DHC Communities	10	$2,630	$ n/m	4.8%	—	$—	$—	—%
Outpatient Clinics in DHC Communities	91	8,354	92	13.3%	91	8,354	92	13.3%
Outpatient Clinics in Transition Communities(2)	44	1,919	44	17.1%	44	1,919	44	17.1%
Total Clinics at DHC Communities	145	12,903	89	12.1%	135	10,273	76	14.0%
Outpatient Clinics at Other Communities(4)	83	4,242	51	8.5%	83	4,242	51	8.5%
Total Clinics	228	$17,145	$75	11.2%	218	$14,515	$67	12.4%
_______________________________________
n/m - not meaningful, as the revenues represent revenue earned from 37 inpatient clinics but at June 30, 2021 there were only ten inpatient clinics
(1)    Excludes revenue of $2,630 for the three months ended June 30, 2021 for 27 Ageility inpatient clinics that were closed during the three months ended June 30, 2021 and an additional ten Ageility inpatient clinics, which are expected to be closed during the remainder of 2021 as part of the Transition.
(2)    As part of the Transition, FVE expects 108 senior living communities managed on behalf of DHC to be transitioned to new operators. These communities have 44 Ageility outpatient rehabilitation clinics, which, due to the transfer to a new operator, may be subject to closure by the new operator.
(3)    Total Ageility revenue excludes home health care services, which are a part of the rehabilitation and wellness services segment.
(4)    Other communities includes outpatient clinics at non-FVE operated or managed communities and 16 outpatient clinics at communities FVE owns.

FVE expects the rehabilitation and wellness services segment to grow and diversify through our expanded emphasis on fitness and home health care services. Fitness offerings started as an extension of FVE's rehabilitation product and, while representing only 4.7% of segment revenues for the three months ended June 30, 2021, fitness revenues increased by 56.0% to $0.8 million when compared to the same period in 2020.

FVE currently expects to continue to evolve and diversify through growth of our ancillary rehabilitation and wellness service offerings, including rehabilitation and wellness services, by opening new clinics and expanding our fitness and other home-based service offerings within and outside of its senior living communities. Since January 1, 2019, FVE has opened 89 net new outpatient rehabilitation clinics, 17 of which were opened in 2020, and 11 of which were opened during the six months ended June 30, 2021.

Conference Call Information:

At 1:00 p.m. Eastern Time on August 5, 2021, our President and Chief Executive Officer, Katherine Potter, Executive Vice President and Chief Operating Officer, Margaret Wigglesworth, and Executive Vice President, Chief Financial Officer and Treasurer, Jeffrey Leer, will host a conference call to discuss FVE's second quarter 2021 financial results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on August 12, 2021. To hear the replay, dial (412) 317-0088. The replay pass code is 10157589.

A live audio webcast of the conference call will also be available in a listen-only mode on FVE’s website, www.fivestarseniorliving.com. Participants wanting to access the webcast should visit FVE’s website about five minutes before the call. The archived webcast will be available for replay on FVE’s website following the call for about a week. The transcription, recording and retransmission in any way of FVE's second quarter ended June 30, 2021 financial results conference call are strictly prohibited without the prior written consent of FVE. FVE’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

FVE is a provider of senior living management and rehabilitation and wellness services to over 23,000 older adults. Five Star is the fifth largest senior living operator in the United States and operates independent and assisted living communities. Additionally, FVE's rehabilitation and wellness services segment includes Ageility Physical Therapy SolutionsTM, or Ageility, a division of FVE, which provides rehabilitation and wellness services within FVE communities as well as to external customers. FVE is headquartered in Newton, Massachusetts.

Five Star Senior Living Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
REVENUES
Rehabilitation and wellness services	$17,453	$19,268	$37,006	$40,652
Senior living	16,378	19,590	33,435	40,587
Management fees	12,927	15,705	26,777	32,756
Total management and operating revenues	46,758	54,563	97,218	113,995
Reimbursed community-level costs incurred on behalf of managed communities	195,271	224,104	408,431	456,120
Other reimbursed expenses	16,592	6,417	22,072	12,414
Total revenues	258,621	285,084	527,721	582,529

Other operating income	2	1,499	7,795	1,499

OPERATING EXPENSES
Rehabilitation and wellness services expenses	15,668	16,144	31,878	33,645
Senior living wages and benefits	9,896	9,705	21,909	19,505
Other senior living operating expenses	8,968	9,016	15,234	12,954
Community-level costs incurred on behalf of managed communities	195,271	224,104	408,431	456,120
General and administrative	22,748	23,392	45,139	45,162
Restructuring expenses	15,389	175	15,639	1,270
Depreciation and amortization	2,989	2,703	5,929	5,404
Total operating expenses	270,929	285,239	544,159	574,060

Operating (loss) income	(12,306)	1,344	(8,643)	9,968

Interest, dividend and other income	76	182	160	521
Interest and other expense	(409)	(409)	(872)	(791)
Unrealized gain (loss) on equity investments	398	867	533	(595)
Realized gain on sale of debt and equity investments	97	116	193	95
Loss on termination of leases	—	—	—	(22,899)
Income (loss) before income taxes	(12,144)	2,100	(8,629)	(13,701)
(Provision) benefit for income taxes	(158)	902	(358)	(506)
Net (loss) income	$(12,302)	$3,002	$(8,987)	$(14,207)

Weighted average shares outstanding—basic	31,552	31,460	31,541	31,454
Weighted average shares outstanding—diluted	31,552	31,582	31,541	31,454

Net (loss) income per share—basic	$(0.39)	$0.10	$(0.28)	$(0.45)
Net (loss) income per share—diluted	$(0.39)	$0.10	$(0.28)	$(0.45)

Five Star Senior Living Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with U.S. generally accepted accounting principles, or GAAP. FVE believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors better understand changes in FVE’s operating results and its ability to meet FVE's financial obligations or service debt, make capital expenditures and expand its business. These non-GAAP financial measures may also help investors make comparisons between FVE and other companies on both a GAAP and non-GAAP basis. FVE believes that EBITDA and Adjusted EBITDA are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare FVE's performance between periods and to the performance of other companies. FVE management uses EBITDA and Adjusted EBITDA to evaluate FVE’s financial performance and compare FVE’s performance over time and to the performance of other companies. FVE calculates EBITDA and Adjusted EBITDA as shown below. These measures should not be considered as alternatives to net income (loss) or operating income (loss), as indicators of FVE’s operating performance or as measures of FVE’s liquidity. Also, EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.

FVE believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to FVE’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net income (loss) for the three and six months ended June 30, 2021 and 2020.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net (loss) income	$(12,302)	$3,002	$(8,987)	$(14,207)
Add (less):
Interest and other expense	409	409	872	791
Interest, dividend and other income	(76)	(182)	(160)	(521)
(Benefit) provision for income taxes	158	(902)	358	506
Depreciation and amortization	2,989	2,703	5,929	5,404
EBITDA	(8,822)	5,030	(1,988)	(8,027)
Add (less):
Severance (1)	—	282	—	282
Litigation settlement (2)	—	2,473	—	2,473
Unrealized gain (loss) on equity investments	(398)	(867)	(533)	595
Loss on termination of leases (3)	—	—	—	22,899
Net restructuring expenses (4)	3,858	175	4,108	1,270
Long-lived asset impairment (5)	890	—	890	—
Adjusted EBITDA	$(4,472)	$7,093	$2,477	$19,492
_______________________________________
(1)    Costs incurred for the three and six months ended June 30, 2020 represent those related to a reduction in workforce.
(2)    Represents costs incurred related to the settlement of a lawsuit and is included in other senior living operating expenses in our condensed consolidated statements of operations. The settlement was approved by the court, and paid by FVE on May 12, 2021.
(3)    Represents the excess of the fair value of the shares issued to DHC as of January 1, 2020 of $97,899, compared to the consideration of $75,000 paid by DHC as part of the transaction agreement to restructure FVE's business arrangements with DHC, or the Restructuring Transactions.
(4)    Includes costs incurred related to the Strategic Plan announced on April 9, 2021 and the Restructuring Transactions for the three and six months ended June 30, 2021 and 2020, respectively, and are included in restructuring expenses in the Condensed Consolidated Statements of Operations, net of reimbursed expenses of $11,531 to be received for the three and six months ended June 30, 2021 from DHC.
(5)    Represents asset impairments related to one leased community that had a fire on April 4, 2021.

Five Star Senior Living Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$99,270	$84,351
Restricted cash and cash equivalents	23,707	23,877
Accounts receivable, net of allowance	9,036	9,104
Due from related person	80,369	96,357
Debt and equity investments	19,444	19,961
Prepaid expenses and other current assets	20,716	28,658
Total current assets	252,542	262,308

Property and equipment, net	157,636	159,251
Operating lease right-of-use assets	26,277	18,030
Finance lease right-of-use assets	3,929	4,493
Restricted cash and cash equivalents	1,234	1,369
Restricted debt and equity investments	3,945	4,788
Equity investment of an investee, net	11	11
Other long-term assets	6,103	3,956
Total assets	$451,677	$454,206

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,833	$23,454
Accrued expenses and other current liabilities	32,231	41,843
Accrued compensation and benefits	80,720	70,543
Accrued self-insurance obligations	30,921	31,355
Operating lease liabilities	2,201	2,567
Finance lease liabilities	840	808
Due to related persons	4,637	6,585
Mortgage note payable	401	388
Security deposits and current portion of continuing care contracts	318	365
Total current liabilities	174,102	177,908

Long-term liabilities:
Accrued self-insurance obligations	39,286	37,420
Operating lease liabilities	25,832	17,104
Finance lease liabilities	3,494	3,921
Mortgage note payable	6,579	6,783
Other long-term liabilities	410	538
Total long-term liabilities	75,601	65,766

Shareholders’ equity:
Common stock, par value $0.01	318	317
Additional paid-in-capital	460,737	460,038
Accumulated deficit	(260,129)	(251,139)
Accumulated other comprehensive income	1,048	1,316
Total shareholders’ equity	201,974	210,532
Total liabilities and shareholders' equity	$451,677	$454,206

Five Star Senior Living Inc.
Senior Living Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020

Owned and Leased Communities
Independent and assisted living communities:
Revenues	$16,378	$17,057	$17,903	$18,525	$19,590
Other operating income (1)	2	7,774	1,715	—	—
Operating expenses	21,012	20,414	21,181	19,661	20,165
Operating income (loss)	(4,632)	4,417	(1,563)	(1,136)	(575)
Operating margin	(28.3)%	17.8%	(8.0)%	(6.1)%	(2.9)%
Number of communities (end of period)	24	24	24	24	24
Number of living units (end of period) (2)	2,251	2,302	2,302	2,312	2,312
Average occupancy	68.1%	68.3%	71.5%	74.7%	78.3%
Spot occupancy	69.7%	68.2%	69.7%	73.0%	76.3%
RevPAR (3)	$2,425	$2,479	$2,596	$2,665	$2,813
RevPOR (4)	$3,524	$3,630	$3,550	$3,492	$3,555

Managed Communities (5)
Management fees	$12,927	$13,850	$14,822	$15,302	$15,705
Community-level revenues	243,947	259,966	278,637	290,101	304,103
Other operating income (1)	16,564	1,617	12,520	—	5,828
Community-level expenses (6)	237,461	247,171	261,678	270,333	260,255
Community operating income	23,050	14,412	29,479	19,768	49,676
Community operating margin	8.8%	5.5%	10.1%	6.8%	16.0%
Number of communities (end of period)	228	228	228	239	241
Number of living units (end of period) (2)	25,482	26,963	26,969	28,232	28,348
Average occupancy	69.5%	69.5%	72.2%	75.2%	78.7%
Spot occupancy	71.3%	70.2%	70.8%	74.0%	77.5%
RevPAR (3)	$3,086	$3,213	$3,355	$3,420	$3,576
RevPOR (4)	$4,389	$4,623	$4,543	$4,447	$4,496
_______________________________________
(1)    Other operating income represents income recognized for funds received under the CARES Act and other governmental grants.
(2)    Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or disposition of senior living communities.
(3)    RevPAR is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the three months ended June 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021 exclude income received by communities under the CARES Act and other governmental grants.
(4)    RevPOR is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of occupied units for the period, divided by the number of months in the period. Data for the three months ended June 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021 exclude income received by communities under the CARES Act and other governmental grants.
(5)    Managed communities, other than FVE's management fees, represents financial data of communities FVE manages for the account of DHC and does not represent financial results of FVE. Managed communities' data is included to provide supplemental information regarding the operating results and financial condition of the communities from which FVE earns management fees.
(6)    The three months ended June 30, 2021 includes restructuring expense of $11,531.

Five Star Senior Living Inc.
Comparable Communities Senior Living Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Owned and Leased Communities (1):
Number of communities (end of period)	23	23	23	23	23
Number of living units (end of period) (2)	2,251	2,251	2,250	2,260	2,260
Average Occupancy	68.0%	68.6%	72.1%	75.1%	78.6%
Spot Occupancy	69.7%	68.6%	70.0%	73.5%	76.6%
RevPAR (3)	$2,421	$2,480	$2,605	$2,668	$2,811
RevPOR (4)	$3,520	$3,613	$3,534	$3,475	$3,538

Managed Communities (1)(5):
Number of communities (end of period)	120	120	120	120	120
Number of living units (end of period) (2)	17,898	17,906	17,910	17,929	17,929
Average Occupancy	72.9%	72.7%	75.6%	78.5%	82.6%
Spot Occupancy	73.3%	73.2%	74.2%	77.0%	81.1%
RevPAR (3)	$2,961	$2,946	$3,054	$3,139	$3,301
RevPOR (4)	$4,018	$4,051	$3,954	$3,942	$3,953
_______________________________________
(1)    Includes data for senior living communities that FVE has continuously owned, leased or managed since April 1, 2020. Per the Strategic Plan, the summary of operations for comparable communities excludes (i) 108 senior living communities managed on behalf of DHC, with approximately 7,500 living units, that are expected to be transitioned to new operators and (ii) 1,473 SNF units in 26 CCRCs that were closed during the three months ended June 30, 2021 and are in the process of being repositioned and an additional 59 SNF units that are expected to be closed and repositioned in one CCRC that FVE will continue to manage for DHC. Comparable communities also excludes one leased community with 51 living units that has been out of service due to a fire on April 4, 2021. In addition, the landlord of three leased communities included in the 23 owned and leased senior living communities data above is currently marketing these properties for sale and FVE is unlikely to operate these communities long-term.
(2)    Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or sale of senior living communities.
(3)    RevPAR is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the three months ended June 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021 exclude income received by communities under the CARES Act and other governmental grants.
(4)    RevPOR is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of occupied units for the period, divided by the number of months in the period. Data for the three months ended June 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021 exclude income received by communities under the CARES Act and other governmental grants.
(5)    Senior living segment data for comparable managed communities represents financial data of communities FVE manages for the account of DHC and does not represent financial results of FVE. Managed communities' data is included to provide supplemental information regarding the operating results and financial condition of the communities from which FVE earns management fees.

Five Star Senior Living Inc.
Rehabilitation and Wellness Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Rehabilitation and Wellness Services (1):
Revenues	$17,453	$19,553	$20,256	$21,124	$19,268
Other operating income (2)	—	19	221	—	1,499
Operating expenses (3)	17,517	16,338	16,613	16,833	16,259
Operating (loss) income	(64)	3,234	3,864	4,291	4,508
Operating margin	(0.4)%	16.5%	18.9%	20.3%	21.7%
Number of inpatient clinics (end of period)	10	37	37	40	40
Number of outpatient clinics (end of period)	218	215	207	209	206
_______________________________________
(1)    Includes Ageility clinics and home health operations.
(2)    Other operating income represents income recognized for funds received under the CARES Act and other governmental grants.
(3)    The three months ended June 30, 2021 includes restructuring expenses of $1,720.

Five Star Senior Living Inc.
Comparable Rehabilitation and Wellness Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Rehabilitation and Wellness Services (1):
Revenues	$14,151	$13,457	$13,800	$14,493	$13,292
Other operating income (2)	—	19	221	—	848
Operating expenses	12,564	11,679	12,112	12,087	11,772
Operating income	1,587	1,797	1,909	2,406	2,368
Operating margin	11.2%	13.3%	13.6%	16.6%	16.7%
Number of inpatient clinics (end of period)	—	—	—	—	—
Number of outpatient clinics (end of period)	195	195	195	195	195
_______________________________________
(1)    Includes Ageility clinics and home health operations. Comparable clinics includes data for 195 outpatient clinics that FVE has continuously owned and operated since April 1, 2020, exclusive of 27 Ageility inpatient rehabilitation clinics that were closed during the three months ended June 30, 2021 and an additional ten Ageility inpatient rehabilitation clinics that are expected to be closed during the remainder of 2021.
(2)    Other operating income represents income recognized for funds received under the CARES Act and other governmental grants.

Five Star Senior Living Inc.
Owned Senior Living Communities as of and for the Three Months Ended June 30, 2021
(dollars in thousands)
(unaudited)

No.	Community Name	State	Property Type (1)	Living Units	Senior Living Revenues (4)	Gross Carrying Value	Net Carrying Value	Date Acquired	Year Built or Most Recent Renovation
1	Morningside of Decatur (2)	Alabama	AL	49	$271	$6,938	$3,736	11/19/2004	1999
2	Morningside of Auburn	Alabama	AL	42	297	1,578	586	11/19/2004	1997
3	The Palms of Fort Myers (2)	Florida	IL	218	1,601	6,990	3,755	4/1/2002	1988
4	Five Star Residences of Banta Pointe (3)	Indiana	AL	121	664	10,575	6,232	9/29/2011	2006
5	Five Star Residences of Fort Wayne (2)	Indiana	AL	154	1,021	8,495	5,244	9/29/2011	1998
6	Five Star Residences of Clearwater	Indiana	AL	88	341	13,871	8,928	6/1/2011	1999
7	Five Star Residences of Lafayette (2)	Indiana	AL	109	532	11,144	7,144	6/1/2011	2000
8	Five Star Residences of Noblesville (2)	Indiana	AL	151	1,033	12,900	8,085	7/1/2011	2005
9	The Villa at Riverwood (2)	Missouri	IL	111	635	4,160	2,583	4/1/2002	1986
10	Voorhees Senior Living (2)	New Jersey	AL	104	892	19,004	13,062	7/1/2008	1999
11	Washington Township Senior Living (2)	New Jersey	AL	93	958	26,010	17,545	7/1/2008	1998
12	Carriage House Senior Living	North Carolina	AL	98	845	9,813	5,403	12/1/2008	1997
13	Forest Heights Senior Living	North Carolina	AL	111	710	16,085	10,806	12/1/2008	1998
14	Fox Hollow Senior Living (2)	North Carolina	AL	77	1,000	25,487	17,537	7/1/2000	1999
15	Legacy Heights Senior Living (2)	North Carolina	AL	116	1,012	7,048	3,195	12/1/2008	1997
16	Morningside at Irving Park	North Carolina	AL	91	746	3,731	1,675	11/19/2004	1997
17	The Devon Senior Living	Pennsylvania	AL	84	481	31,580	14,808	7/1/2008	1985
18	The Legacy of Anderson	South Carolina	IL	101	549	10,617	6,231	12/1/2008	2003
19	Morningside of Springfield (2)	Tennessee	AL	54	428	17,613	10,973	11/19/2004	1984
20	Huntington Place	Wisconsin	AL	127	826	2,355	1,514	7/15/2010	1999
	Total			2,099	$14,842	$245,994	$149,042
_______________________________________
(1)    AL is primarily an assisted living community and IL is primarily an independent living community.
(2)    Encumbered property under FVE's $65,000 revolving credit facility.
(3)    Encumbered property under FVE's $6,980 mortgage note.
(4)    Excludes funds received under the CARES Act recognized as other operating income.

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever Five Star Senior Living Inc. uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, FVE is making forward-looking statements. These forward-looking statements are based upon FVE’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by FVE’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond FVE's control. For example:

•This press release includes statements regarding the actions that have occurred and steps that are expected to be taken in connection with the implementation of FVE's Strategic Plan and the anticipated timing, costs, savings and benefits related to such steps, as well as FVE's expectations for the operation and performance of the business following implementation of the Strategic Plan. FVE may not be able to implement each of its strategic initiatives in a timely manner or at all, the costs of such initiatives may be more than it expects, it may not realize the benefits it anticipates from the Strategic Plan, and it may not be able to achieve its objectives following implementation of such Strategic Plan, including partially offsetting the revenue loss from the communities it intends to transition with expense reductions to right-size operations, on the anticipated timeline or at all.

•Ms. Potter states that COVID-19 vaccination levels have increased across FVE's senior living portfolio and FVE remains on target to vaccinate all community team members by September 1, 2021. However, FVE may not achieve its goal of vaccinating all team member by September 1, 2021 and, despite the high rate of vaccinations, certain residents, team members and clients may still become infected with COVID-19, and the perception of potential infections may reduce the number of new residents moving into FVE's communities, which could impact FVE's operations and financial performance.

•Ms. Potter states that FVE is encouraged by positive momentum in occupancy trends. However, these trends may not continue and occupancy could decline due to a variety of factors, including as a result of the COVID-19 pandemic.

•This press release includes statements regarding FVE's intent to expand its Ageility business and growing and diversifying FVE's rehabilitation and wellness offerings. FVE may not be able to achieve these objectives, including if its growth is adversely impacted by the COVID-19 pandemic, and if it does not have sufficient resources to fund the expansion or does not identify new opportunities to grow or diversify the business.

The information contained in FVE’s filings with the Securities and Exchange Commission, or SEC, including under “Risk Factors” in FVE’s periodic reports, or incorporated therein, identifies other important factors that could cause FVE’s actual results to differ materially from those stated in or implied by FVE’s forward-looking statements. FVE’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, FVE does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Olivia Snyder, Manager, Investor Relations
(617) 796-8245